                                                                   EXHIBIT 10.36

                            INDEMNIFICATION AGREEMENT
                             CPI INTERNATIONAL, INC.

     THIS INDEMNIFICATION AGREEMENT (this "AGREEMENT") is made as of ________,
2006, by and between CPI International, Inc., a Delaware corporation (the
"COMPANY"), and the individual signatory hereto ("INDEMNITEE").

                                    RECITALS

     WHEREAS, the parties hereto recognize that that there has been an increase in litigation against corporate directors, officers and agents, and that highly competent persons have become more reluctant to serve publicly held corporations in such capacities unless they are provided with adequate protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

     WHEREAS, the Company desires the benefits of having Indemnitee serve the
Company as a Fiduciary (as defined below) secure in the knowledge that expenses, liabilities and/or losses incurred by him in his good faith service to and activities on behalf of the Company will be borne by the Company or its successors and assigns;

     WHEREAS, Indemnitee is willing to serve in his position(s) with the Company only on the condition that he be indemnified for such expenses, liabilities and/or losses;

     WHEREAS, the Company's Amended and Restated Certificate of Incorporation
(the "CHARTER") and Amended and Restated Bylaws (the "BYLAWS") allow and require the Company to indemnify its directors, officers and agents to the maximum extent permitted under applicable law;

     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law; and

     WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Charter and Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor and shall not diminish or abrogate any rights of Indemnitee thereunder.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     Section 1. Services to the Company. In his current position(s) with the
Company or other Enterprises, and if and to the extent that Indemnitee takes on additional positions as a Fiduciary within the Company or other Enterprises, and/or changes positions or titles within the Company or other Enterprises, this
Agreement shall protect Indemnitee in all the

                                       -1-

capacities in which he is serving (and/or has served) including, without limitation, in any such new positions or under any such new titles. Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligations or any obligations imposed by operation of law).
This Agreement shall not be deemed an employment contract between the Company
(or any other Enterprise) and Indemnitee. Notwithstanding the foregoing, this
Agreement shall continue in force after Indemnitee has ceased to serve as a
Fiduciary of the Company.

     Section 2. Definitions. As used in this Agreement:

     (a) "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed.

     (b) "CORPORATE STATUS" describes the status of a person who is or was a
Fiduciary of the Company or of any other Enterprise in which capacity such person is or was serving at the request of the Company.

     (c) "DISINTERESTED DIRECTOR" shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

     (d) "ENTERPRISE" shall mean the Company, any subsidiary of the Company, and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise or entity for which Indemnitee is or was serving at the request of the Company as a Fiduciary.

     (e) "EXPENSES" shall be broadly construed and shall mean all fees, costs, expenses, liabilities, judgments, fines, losses, taxes and penalties incurred, paid or accrued, including, without limitation, any and all (i) attorneys' fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding; (ii) judgments, fines, losses, liabilities, penalties and amounts paid in settlement of any claim in a Proceeding; (iii)
ERISA excise taxes or penalties assessed or imposed in connection with any
Proceeding; (iv) federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement;
and (v) interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing. Expenses also shall include any
Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

     (f) "FIDUCIARY" shall mean an officer, director, employee, agent, fiduciary, trustee, managing member or any similar position.

     (g) "INDEPENDENT COUNSEL" means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five (5) years prior to the date on which Indemnitee seeks

                                       -2-

indemnification from the Company in connection with the applicable Proceeding has been, retained to represent: (i) the Company, any subsidiary of the Company, or Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.
Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this
Agreement.

     (h) "PROCEEDING" shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, regulatory proceeding, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or witness or otherwise by reason of the fact that Indemnitee is or was a Fiduciary of the
Company, by reason of any action or omission by him or any action or omission on his part while acting as a Fiduciary of the Company, or by reason of the fact that he is or was serving at the request of the Company as a Fiduciary of another Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

     Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify, defend and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company or any other Enterprise to procure a judgment in its favor.
Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 4. Indemnity in Proceedings by or in the Right of the Company or
Enterprise. The Company shall indemnify, defend and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company or any other Enterprise to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all
Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which
Indemnitee shall have been finally adjudged by a court in a judgment from which there is no further right of appeal to be liable to the Company or such
Enterprise, unless and only to the extent that the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, and in view of all the circumstances of the case,

                                       -3-

Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper.

     Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly
Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify
Indemnitee against (a) all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 6. Indemnification for Expenses of a Witness. Notwithstanding any
other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Company shall indemnify, defend and hold harmless the Indemnitee against all Expenses incurred by him or on his behalf in connection therewith.

     Section 7. Additional Indemnification.

     (a) Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify, defend and hold harmless Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses actually and reasonably incurred by Indemnitee in connection with the Proceeding.

     (b) For purposes of Section 7(a), the meaning of the phrase "to the fullest extent permitted by law" shall include, without limitation:

          (i) to the fullest extent permitted by the provision of the Delaware
General Corporation Law ("DGCL") that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

          (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

     Section 8. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity. in connection with any claim made against Indemnitee:

                                       -4-

     (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, and Indemnitee agrees to reimburse the Company for any sums he receives as indemnification from other sources to the extent of any amount paid to him in respect thereof by the Company;

     (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law;

     (c) for which it shall be determined by a final judgment or other final adjudication that such indemnification or payment was in violation of law; or

     (d) in connection with any Proceeding (or any part of any Proceeding)
initiated by Indemnitee, including any Proceeding (or any part of any
Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, except for (i) any Proceeding (or part thereof) brought to establish or enforce a right to indemnification under this
Agreement, any other statute or law, as permitted under Section 145, or otherwise (except where it shall be determined by a final judgment or other final adjudication that such indemnification or payment was in violation of law), (ii) any Proceeding (or part thereof) brought to discharge the
Indemnitee's fiduciary responsibilities, whether under ERISA or otherwise, (iii)
any Proceeding (or part thereof) authorized by the Board of Directors of the
Company prior to its initiation or (iv) any Proceeding (or part thereof) as to which the Company elects to provide indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

     Section 9. Payment and Advances of Expenses. The Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding (an "ADVANCE") as promptly as reasonably possible, and in any event within 20 Business Days after the receipt by the
Company of a statement or statements requesting such payments (which shall, if available, include invoices received by Indemnitee in connection with such
Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause
Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Indemnitee shall be entitled to advancement of
Expenses (including, without limitation, the retainer or other advance payment of legal counsel and experts) prior to the time Indemnitee is required to pay or advance such Expenses to third parties. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the
Expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the Advances claimed. The Indemnitee shall qualify for Advances upon the execution and delivery to the Company of this
Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the Advance if and to

                                       -5-

the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Company. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall in all events continue until final disposition of any Proceeding, including any appeal thereof. This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8.

     Section 10. Procedure for Notification and Defense of Claim.

     (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor.

     (b) The Company will be entitled to participate in the Proceeding at its own expense.

     (c) The Company shall not enter into any settlement of any Proceeding to which Indemnitee is a party without Indemnitee's prior written consent, which shall not be unreasonably withheld. The Company acknowledges that Indemnitee may reasonably withhold his consent to any settlement that imposes any penalty, limitation, charge, administrative action or other claim or detriment (including any reputational detriment) on him, other than any settlement solely for money damages that is paid in full by the Company pursuant to this Agreement and which settlement does not otherwise adversely affect Indemnitee.

     Section 11. Procedure upon Application for Indemnification; Selection of
Independent Counsel.

     (a) Upon written request by Indemnitee for indemnification pursuant to
Section 10(a), a determination, if required by applicable law, with respect to
Indemnitee's entitlement thereto shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the board of directors or (ii) by Independent Counsel chosen in accordance with
Section 11(b) below. If it is so determined that Indemnitee is entitled to indemnification, then payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the party(ies) making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such party(ies) upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys'
fees and disbursements) incurred by Indemnitee in so cooperating with the party(ies) making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the
Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     (b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent
Counsel shall be selected as provided in this Section 11(b). The Independent
Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the board of

                                       -6-

directors), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the
Independent Counsel so selected meets the requirements of "Independent Counsel"
as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, then the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of
"Independent Counsel" as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the
Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, then the Independent Counsel so selected may not serve as
Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected and not objected to, then either the Company or Indemnitee may petition the Delaware Court (as defined in Section 22) for resolution of any objection that shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent
Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as
Independent Counsel under Section 11(a) hereof; provided, however, the foregoing shall not limit Indemnitee's rights pursuant to Section 12(b). Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a)
of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     (c) The Company agrees to pay the reasonable fees and expenses of
Independent Counsel and to fully indemnify and hold harmless such Independent
Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     Section 12. Presumptions and Effect of Certain Proceedings.

     (a) In making a determination with respect to entitlement to indemnification hereunder, the party(ies) making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if
Indemnitee has submitted a request for indemnification in accordance with
Section 10(a) of this Agreement, and any party objecting to or contesting such presumption shall have the burden of proof to overcome that presumption in connection with the making by such party(ies) of any determination contrary to that presumption. Neither the failure of the Company or of the party(ies) making the determination with respect to Indemnitee's entitlement to indemnification to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because
Indemnitee has met the applicable

                                       -7-

standard of conduct, nor an actual determination by the Company or by the party(ies) making the determination with respect to Indemnitee's entitlement to indemnification that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

     (b) If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the
Company of the request therefor, then the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

     (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not
(except as provided in Section 9 of this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that
Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

     (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the board of directors of the Company (the "BOARD") or counsel selected by any committee of the Board or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with the reasonable care by the
Company or the Board or any committee of the Board. The provisions of this
Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

     (e) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

                                       -8-

     Section 13. Remedies of Indemnitee.

     (a) In the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this
Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) within thirty (30) days after the receipt by the Company of the request for indemnification (or forty-five (45)
days if the thirty (30) day time period specified in Section 12(b) is extended as provided in such section), (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this
Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 7 of this
Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) the Company fails to pay any required amounts of contribution pursuant to Section 21 hereof in a timely manner, then Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively,
Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American
Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

     (b) In the event that a determination shall have been made pursuant to
Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated to receive advances of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 11(a) of this
Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 13, then Indemnitee shall not be required to reimburse the Company for any advances pursuant to
Section 9 until a final determination is made with respect to Indemnitee's entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

     (c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, then the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make
Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

                                       -9-

     (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by
Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such
Expenses to Indemnitee that are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the
Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of
Expenses or insurance recovery, as the case may be.

     Section 14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

     (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or modification of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this
Agreement in respect of any action taken or omitted by such Indemnitee in his
Corporate Status prior to such amendment, alteration or modification. No amendment, alteration or repeal of relevant provisions of the DGCL or any other applicable law shall limit or restrict any right of Indemnitee under this
Agreement, and to the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this
Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

     (b) The Company shall use its commercially reasonable good faith efforts to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company and any other
Enterprise (including Indemnitee) with coverage for losses from wrongful acts
(including without limitation coverage with respect to claims made against
Indemnitee relating to or arising out of his service on behalf of the Company or any Enterprise which are brought after Indemnitee has ceased acting as a director, officer or Fiduciary of the Company or any Enterprise), or to insure the Company's performance of its indemnification obligations under this
Agreement. Among other considerations, the Company may weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors under such policy or policies, if Indemnitee is a director (or former director) of the Company or any other Enterprise; or of the Company's officers under such policy or policies, if Indemnitee is not a director but is an officer
(or former officer) of the Company or any other Enterprise; or of the Company's officers under such policy or policies, if Indemnitee is not an officer or director but is otherwise a Fiduciary (or former Fiduciary) of

                                      -10-

the Company or any other Enterprise. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, then the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Notwithstanding the foregoing, the
Company shall have no obligation to obtain or maintain any insurance if the
Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the
Company.

     (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of
Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     (e) The Company's obligation to indemnify or advance Expenses hereunder to
Indemnitee who is or was serving at the request of the Company as a Fiduciary of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other
Enterprise.

     Section 15. Duration of Agreement; Successors and Assigns. This Agreement
shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a Fiduciary of the Company or
(b) 1 year after the entry of a final judgment (from which there is no further right of appeal) in any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without

                                      -11-

limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b)
such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this
Agreement (including, without limitation, each portion of any Section of this
Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     Section 17. Enforcement; Integration.

     (a) The Company expressly confirms and agrees that it has entered into this
Agreement and assumed the obligations imposed on it hereby in order to induce
Indemnitee to serve as a Fiduciary of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a Fiduciary of the
Company.

     (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this
Agreement is a supplement to and in furtherance of the Charter, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

     Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

     Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the
Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation that it may have to the Indemnitee under this Agreement or otherwise.

     Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third Business Day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

     (a)  If to Indemnitee, to the address set forth on the signature page hereto.

     (b)  If to the Company to:

                                      -12-

          CPI International, Inc.
          811 Hansen Way
          Palo Alto, CA 94303
          Attn: Chief Financial Officer
          Telephone: (650) 846-3096
          Fax: (650) 493-9002

or to any other addresses as may have been furnished to the Company by
Indemnitee or to Indemnitee by the Company.

     Section 21. Contribution.

     (a) Whether or not the indemnification provided in Sections 3, 4, 5, 6 or 7 is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with
Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

     (b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with
Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the
Company and all officers, directors or employees of the Company other than
Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations that the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

                                      -13-

     (c) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, then the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for other Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i)
the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

     (d) The Company hereby agrees to fully indemnify and hold harmless
Indemnitee from any claims for contribution that may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

     Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and
the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 3(a) of this Agreement, the Company and
Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in, at the option of Indemnitee and as selected in his sole discretion, the
Delaware Court of Chancery (the "DELAWARE COURT") and not in any other state or federal court in the United States of America or any court in any other country,
(ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this
Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware
Court, has been brought in an improper or inconvenient forum. The Company and
Indemnitee each appoint, for purposes of any such action or proceeding that is brought in the Delaware Court and to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust
Company, Wilmington, Delaware as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware.

     Section 23. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.
Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     Section 24. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent not now or hereafter prohibited by law

                                      -14-

     Section 25. Pronouns. Use of the masculine pronoun shall be deemed to include use of the feminine pronoun where appropriate.

     Section 26. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this
Agreement or to affect the construction thereof.

                  [Remainder of page intentionally left blank]

                                      -15-

                  [Signature Page to Indemnification Agreement]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

                                        CPI INTERNATIONAL, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        INDEMNITEE:

                                        ________________________________________
                                        Name:

                                        Address:
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        Telephone:______________________________
                                        Fax:____________________________________